EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Core Scientific, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: January 31, 2022

/s/ Matt Minnis
Matt Minnis

MPM Life, LLC

By:	/s/ Matt Minnis
	Name:	Matt Minnis
	Title:	Managing Member